Exhibit 10.4
ENCORE ACQUISITION COMPANY
FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT
This Non-Qualified Stock Option Agreement (“Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Encore Acquisition Company, a Delaware corporation (the “Company”), and the optionee named below (“Optionee”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2000 Incentive Stock Plan, as amended and restated effective March 18, 2004, and as such plan may be thereafter amended (the “Plan”).

Optionee:
Social Security Number:
Address:

Total Option Shares:
Exercise Price Per Share:	$
Date of Grant:
Expiration Date for Exercise of Options:
1.     Grant of Option. The Company hereby grants to Optionee an option (the “Option”) to purchase the total number of shares of Common Stock of the Company (the “Common Stock”) set forth above (the “Shares”) at the Exercise Price Per Share set forth above (the “Exercise Price”), subject to all of the terms and conditions of this Agreement and the Plan. This option is intended to be a nonqualified stock option subject to the provisions of Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”).
2.     Exercise of Option. This Option shall be exercisable during its term in accordance with the terms and provisions of the Plan as follows:
     (a)     Vesting.
          (1)     This Option shall vest and be exercisable based on the following schedule:
(i)	1/3 of the total Shares subject to this Option shall vest and be exercisable by Optionee 12 months after the Date of Grant;

(ii)	Another 1/3 of the total Shares subject to this Option shall vest and be exercisable by Optionee 24 months after the Date of Grant; and

(iii)	The final 1/3 of the total Shares subject to this Option shall vest and be exercisable by Optionee 36 months after the Date of Grant.

          (2)     This Option may not be exercised for a fraction of a Share, but instead, the number of Shares, which shall vest and be exercisable hereunder, shall be rounded up to the next whole number of Shares.
          (3)     In the event of Optionee’s death, disability, or other termination of employment, the exercisability of the Option is governed by Sections 4, 5 and 6 below.
          (4)     In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 8 below.
     (b)     Method of Exercise. This Option shall be exercisable by written notice, which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the Corporate Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price.
     No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Common Stock may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.
3.     Method of Payment. Payment of the purchase price of Shares shall be made by cash, check or, in the sole discretion of the Committee at any time prior to exercise, promissory notes or the assignment and delivery to the Company of shares of Common Stock owned by Optionee without restriction for the preceding six months having a Fair Market Value equal to the aggregate purchase price of the Shares purchased.
     The Company will, as soon as reasonably practicable, notify Optionee of the amount of withholding tax, if any, that must be paid under federal, state and local law due to the exercise of the Option. Optionee shall, prior to receiving the Shares purchased under this Option, satisfy the amount of withholding tax specified in the Company’s notice by (i) cash or check, (ii) assignment and delivery to the Company of shares of Common Stock owned by Optionee (without regard to the length of time held by Optionee) having a Fair Market Value of such amount, (iii) notice to the Company of Optionee’s election to have the Company withhold whole Shares otherwise deliverable to Optionee from the exercise of the Option, which Shares have a Fair Market Value of such amount or (iv) a combination of (i), (ii) or (iii).
     Certificates for any shares of Common Stock delivered in satisfaction of all or a portion of the Exercise Price and any withholding tax shall be appropriately endorsed for transfer and assignment to the Company. For purposes of determining the amount, if any, of the Exercise Price satisfied by delivery of shares of Common Stock or the amount of tax withholding satisfied by delivery of shares of Common Stock or withholding of Shares from the exercise of the Option, such shares shall be valued at Fair Market Value on the date of exercise.
4.     Termination of Status as an Employee. In the event of termination of Optionee’s “Continuous Status as an Employee” for any reason other than death or disability as provided in

Sections 5 or 6 of this Agreement, Optionee may exercise this Option to the extent exercisable at the date of such termination until the earlier of (i) the date three (3) months after the date of such termination or (ii) the date of expiration of the term of this Option as set forth in Section 8 below. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, this Option shall terminate.
     “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an employee of the Company or any subsidiary or affiliate, as applicable. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.
5.     Disability of Optionee. In the event of termination of Optionee’s Continuous Status as an Employee as a result of Optionee’s total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may exercise this Option with respect to all Shares subject to this Option (to the extent not previously exercised), but only until the earlier of (i) the date two (2) years after the date of termination of employment or (ii) the date of expiration of the term of this Option as set forth in Section 8 below. To the extent the Optionee does not exercise this Option within the time period specified herein, this Option shall terminate.
6.     Death of Optionee. In the event of the death of Optionee:
     (a)     during the term of this Option while an Employee of the Company and having been in Continuous Status as an Employee since the date of grant of this Option or during the two (2) year period specified in Section 5 following the termination of Optionee’s Continuous Status as an Employee as a result of total and permanent disability, then this Option may be exercised with respect to all Shares subject to this Option (to the extent not previously exercised) by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance until the earlier of (i) the date two (2) years following the date of death or (ii) the date of expiration of the term of this Option as set forth in Section 8 below; or
     (b)     within the three (3) month period specified in Section 4 after the termination of Optionee’s Continuous Status as an Employee, then this Option may be exercised to the extent exercisable at termination by Optionee’s estate or by a person who acquired the right to exercise this Option by bequest or inheritance until the earlier of (i) the date two (2) years following the date of death or (ii) the date of expiration of the term of this Option as set forth in Section 8 below.
To the extent that such estate or other person does not exercise such Option within the two (2) year time period specified in this Section 6, this Option shall terminate.
7.     Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee, only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

8.     Term of Option. This Option must be exercised on or before February 13, 2015 and may be exercised during such term only in accordance with the Plan and terms of this Option.
9.     Severability; Construction. In the event that any provision in this Option shall be invalid or unenforceable, such provision shall be severed from and such invalidity or unenforceability shall not be construed to have any effect on the remaining provisions of this Option. This Option shall be construed as to its fair meaning and not for or against either party.
10.     Damages. The parties agree that any violation of this Option (other than a default in the payment of money) cannot be compensated for by damages, and any aggrieved party shall have the right, and is hereby granted the privilege, of obtaining specific performance of this Option in any court of competent jurisdiction in the event of any breach hereunder.
11.     Governing Law. This Option shall be deemed to be made under and governed by and construed in accordance with the laws of the State of Delaware.
12.     Delay. No delay or failure on the part of the Company or Optionee in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by either of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.
13.     Incorporation of Plan; Complete Agreement. This Agreement and the grant of the Option hereunder are made pursuant to the Plan and are subject to all of the terms and provisions of the Plan as if fully set forth herein. This Agreement constitutes the entire agreement between the parties with respect to its subject matter, and supersedes all other prior or contemporaneous agreements and understandings both oral or written; subject, however, that in the event of any conflict between this Agreement and the Plan, the Plan shall govern. This Agreement may only be amended in a writing signed by the Company and the Optionee.
14.     Privileges of Stock Ownership. Optionee shall not have any of the rights of a shareholder with respect to any Shares until Optionee exercises the Option and pays the Exercise Price.
15.     Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by rapidfax or telecopier.
16.     No Right to Employment or Continued Vesting. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 2 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS

OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION, THE COMPANY’S PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT AS AN EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

     Optionee acknowledges receipt of a copy of the Plan, represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of this Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or of the Committee upon any questions arising under the Plan.

Date:	_____________________________
THE COMPANY:
ENCORE ACQUISITION COMPANY, a Delaware corporation

By:	_____________________________
Name:	_____________________________
Title:	_____________________________
OPTIONEE:

_____________________________
_____________________________
Consent of Spouse. The undersigned spouse of Optionee acknowledges receipt of a copy of the Plan and this Non-Qualified Stock Option Agreement, represents that he/she is familiar with the terms and provisions thereof, has had an opportunity to obtain the advice of counsel prior to executing this consent and fully understands all provisions of this Option and consent. The undersigned spouse hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or of the Committee upon any questions arising under the Plan.

Signature of Spouse:	_______________________________
Printed or Typed Name:	_______________________________
Address:	_______________________________
____________________________________________________